AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          PRIVATE TRADING SYSTEMS, INC.

PRIVATE TRADING SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under the Nevada Revised Statues ("NRS") of the State of Nevada does hereby certify:

I. The Corporation, pursuant to the provisions of NRS 78.403, hereby adopts these Amended and Restated Articles of Incorporation (the "Restated Articles"), which accurately restate and integrate the Articles of Incorporation filed on July 15, 2004 and all amendments thereto or Certificates of Designation filed thereafter that are in effect to date as permitted by NRS 78.385.

II. Each amendment made by these Restated Articles has been effected in conformity with the provisions of the NRS. The Restated Articles and each amendment thereto were duly approved and adopted by unanimous written consent of the Corporation's Board of Directors on November 16, 2005. These Restated Articles and each amendment made hereunder were approved and adopted by the holders of at least a majority of the Corporation's issued and outstanding capital stock entitled to vote on such amendments by written consent of the Corporation's Stockholders on November 16, 2005. The number of shares outstanding at the time of such adoption was 405,641,265 and the number of shares entitled to vote thereon was 405,641,265. The number of shares that voted to approve the amendments and these Restated Articles was 223,042,892, which was sufficient for approval.

III. The original Articles of Incorporation and all amendments, restatements and supplements thereto are hereby superseded by these Restated Articles, which are as follows:

     1.     Name.  The  name of the corporation is Private Trading Systems, Inc.
            ----
(the  "Corporation").

     2.     Capital  Stock.  The  Corporation is authorized to issue two classes
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of  stock.  One  class  of  stock shall be Common Stock, par value, $0.001.  The second  class  of  stock  shall  be  Preferred  Stock,  par  value $0.001.  This
Corporation is authorized to issue 600,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

     2.1.     Common  Stock.  Each  share of Common Stock issued and outstanding
              -------------
shall be entitled to one vote on all matters. Shares of such Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid shares of Common Stock of this Corporation shall not be liable to any further call or assessment. Dividends may be declared and paid on the Common Stock only out of funds legally available therefore. Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after all liquidation preferences payable to any series of Preferred Stock entitled thereto have been satisfied, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock and any similarly situated stockholders who are not entitled to any liquidation preference (or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders).

     2.2.     Preferred  Stock.
              ----------------

                    (a) The Preferred Stock not so specifically designated may be designated in the future by action of the Board of Directors of the Corporation and otherwise in accordance with the applicable provisions of the NRS. The designated series of Preferred Stock shall have such powers,


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designations,  preferences  and  relative,  participating  or  optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Corporation's Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the manner in which such facts shall operate upon such powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

                    (b) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     3.     Perpetual  Existence.  The  existence  of  the  Corporation  will be
            --------------------
perpetual.

     4.     Board  of  Directors.  The  affairs  of  the  Corporation  shall  be
            --------------------
governed by a Board of Directors. The number of persons to serve on the Board of Directors shall be fixed as set forth in the By-Laws and such number may be increased or decreased from time to time in such manner as provided by the By-Laws, but the number of directors shall never be less than three. Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock.

     5.     Action  by Written Consent.  No action that is required or permitted
            --------------------------
to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

     6.     Cumulative  Voting.  There  shall  be  no  cumulative  voting  by
            ------------------
stockholders of any class or series in the election of directors of the Corporation.

     7.     Distributions to Stockholders.  Except as set forth in these Amended
            -----------------------------
and Restated Articles the Board of Directors of the Corporation may, from time to time, distribute to its stockholders a portion of its assets in cash or property, whether or not the distribution, after giving it effect, would cause the Corporation's total assets to be less than the sum of the total liabilities plus the amount that would be needed, if dissolution were to occur at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is permitted hereunder on (i) financial statements prepared on the basis of accounting practices that are reasonable under the circumstances; (ii) a fair valuation, including, but not limited to, unrealized appreciation and depreciation; or (iii) any other method that is reasonable in the circumstances.

     8.     Director  and  Officer  Liability.  A  director  and  officer of the
            ---------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) for authorizing any distribution in violation of Section 78.300 of the NRS. If the NRS is amended after approval by the stockholders of this Article to authorize corporate action further eliminating the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so


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amended.  Any  repeal  or  modification  of  the  foregoing  paragraph  by  the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. No amendment to the NRS that further limits the acts, omissions or transactions for which elimination or limitation of liability is permitted shall affect the liability of a director or officer for any act, omission or transaction which occurs prior to the effective date of such amendment.

     9.     Indemnification.  The  Corporation  shall,  to  the  fullest  extent
            ---------------
permitted by Section 78.751 of the NRS, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to said Section 78.751 of the NRS, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     10.     Amendment  of Articles of Incorporation.  Subject to the provisions
             ---------------------------------------
hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Restated Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Article 6 (Action by Written Consent) may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 66.67% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     IN WITNESS WHEREOF, the undersigned Chairman and Chief Executive Officer has executed these Amended and Restated Articles as of November 16, 2005.

                                       PRIVATE TRADING SYSTEMS, INC.,
                                       a Nevada corporation

                                       /s/ C. Austin Burrell
                                       ------------------------------------
                                       C. Austin Burrell
                                       Chairman and Chief Executive Officer


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